EXHIBIT 3.3

                            BY-LAWS
                               OF
                    GATSBY'S COFFEE COMPANY.

                      ARTICLE I - OFFICES

1.1 REGISTERED OFFICE AND AGENT

     The registered office of the Corporation maintained in the State of Texas, may be,., but need not be, identical with the principal business office in the State of Texas, and the address of the registered office may be changed from time to time by the Board of Directors.

1.2 PRINCIPAL OFFICE

     The principal office of the Corporation in the State of Texas shall be located in the County of Travis. The Corporation may have such other offices, either within or without the State of Texas, as the Board of Directors may designate or as the business of the Corporation may require from time to time,

1.3 OTHER OFFICES

     The Corporation may also have offices at such other places both within and without the State of Texas as the Board of Directors may from time to time determine or the business of the Corporation may require.

             ARTICLE II - MEETINGS OF SHAREHOLDERS

2.1 ANNUAL MEETING

     Annual meetings of stockholders, commencing with the year 1999, is to be set by the Board of Directors and shall be held no less than sixty (60) clays after the close of each fiscal year and no longer the nine (9) months after the close of any fiscal year. The date, time and place within or without the State of Texas, as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof, at which meeting the stockholders shall elect a Board of Directors, and transact such other business as may properly be brought before the meeting.

2.2 FAILURE TO HOLD ANNUAL MEETING

     Failure to hold any annual meeting shall not work a dissolution of the Corporation. If the annual meeting is not held within any thirteen (13) month period, any court of competent jurisdiction in the county in which the principal office of the Corporation is located may, on application of any shareholder, summarily order a meeting to be held.

2.3 SPECIAL MEETINGS

     Special meetings of the shareholders for any purpose or purposes may be called by the President or by the Secretary at the request in writing of a majority of the Board of Directors, or at the request of shareholders owning not less than thirty (30%) percent of all the shares entitled to vote for the purpose of the proposed meeting. Business transacted at any such special meeting of shareholders shall be limited to the purposes stated in the notice.

2.4 NOTICE AND WAIVERS OF NOTICE

     (a) Written notice stating the place, day and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) nor more than sixty (60) days before the date of the meeting, either personally or by mail, by or at the direction of the President, the Secretary, or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting.

     (b) Notice may be waived in writing signed by the person or persons entitled to such notice. Such waiver may be executed at any time before or after the holding of such meeting. Attendance at a meeting shall constitute a waiver of notice, except where the person attends for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called.

2.5 RECORD DATE

     For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend, the Board of Directors may in advance establish a record date which must be, at least ten (10) but not more than fifty (50) days prior to such meeting. If the Board of Directors fail to establish a record date, the record date shall be the date on which notice of the meeting is mailed.

2.6 VOTING LIST

     (a) The officer or agent having charge of the stock transfer books for shares of the Corporation shall make, at least ten (10) days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each, which list, for a period of ten (10) days prior to such meeting, shall be kept on file at the registered office of the Corporation and shall be subject to inspection by any shareholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. The original stock transfer book shall be prima, facie evidence as to who are the shareholders entitled to examine such list or transfer books or to vote at any meeting of shareholders.

     (b) Failure to complly with the requirements of this section shall not affect the validity of any action taken at such meeting.

2.7 QUORUM OF SHAREHOLDERS

     The holders of one third of the shares issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the shareholders for the transaction of business except as otherwise provided by a statute or by the Articles of Incorporation. If, however, a quorum shall not be present or represented at any meeting of the shareholders, the shareholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting, provided a quorum shall be present or represented thereat, any business may be transacted which might have been transacted if the meeting had been held in accordance with the original notice thereof.

2.8 WITHDRAWAL OF QUORUM

     If a quorum is present at any meeting, the vote of holders of a majority of the shares entitled to vote, present in person or represented by proxy, shall decide any question brought before such meeting unless the question is one upon which a different vote is required by express provision of the statutes or by the Articles of Incorporation or these ByLaws. The shareholders present at a meeting at which a quorum is present may continue to transact business until the adjournment, despite the withdrawal of shareholders after the commencement of the meeting, which withdrawal leaves less than a quorum remaining at the meeting.

2.9 PROXIES

     No proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise expressly provided in the proxy. Each proxy shall be revocable unless expressly provided therein to be irrevocable and unless otherwise made irrevocable by law.

2.10 VOTING OF SHARES

     Each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders, except to the extent that the voting rights of any class or classes are limited or denied by the Articles of Incorporation. A shareholder may vote either in person or by proxy executed in writing by the shareholder or by his duly authorized attorney-in-fact.

2.11 ACTION WITHOUT MEETING OR BY USE OF CONFERENCE TELEPHONE

     Any action required by the Texas Business Corporation Act to be taken at a meeting of the shareholders, or any action which may be taken at 'a meeting of the shareholders. may be taken without a meeting if a consent in writing, setting forth, the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof, and such consent shall have the same force and effect as a unanimous vote of shareholders, and may be stated as such in any articles or doe document filed with the Secretary of State. Subject to the provisions of the Texas Business Corporation Act and these By-Laws for notice of meetings, shareholders may participate in and hold a meeting of such shareholders by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in such a meeting shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

                    ARTICLE III - DIRECTORS

3.1 POWERS

     The business and affairs of the Corporation and all corporate powers shall be managed by the Board of Directors, subject to any limitation imposed by statute, the Articles of Incorporation, or these By-Laws as to action which requires' authorization or approval by the shareholders.

3.2 NUMBER, TENURE AND QUALIFICATIONS.

     The number of Directors of the Corporation shall be not greater than fifteen and shall be set annually by resolution of the Corporation's Board of Directors. Each Director shall hold office until the next annual meeting of Shareholders and until his or her successor shall have been elected and qualified. Directors need not be residents of the State of Texas or Shareholders of the Corporation.

3.3 ELECTION

     The Directors shall be elected at the annual meeting of the shareholders, and each Director elected shall serve until his successor shall have been elected and qualified.

3.4 VOTING

     Every shareholder entitled to vote shall have the right to vote the number of voting shares owned by such shareholder for as many persons as there are directors to be elected and for whose election the shareholder has the right to vote. Shareholders way not cumulate their votes.

3.5 REMOVAL OF DIRECTORS

     At any meeting of shareholders called expressly for the purpose of removing a Director, any Director or the entire Board of Directors may be removed, with or without cause, by a vote of the holders of a majority of the shares then entitled to vote at an election of Directors.

3.6 VACANCIES

     (a) Any vacancy in the Board of Directors caused by death, resignation, removal. or otherwise shall be filled by a majority of the remaining Directors. though less than a quorum of the Board of Directors. A Director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office.

     (b) A directorship to be filed by reason of an increase in the number of directors may be filed by (1) an annual or special meeting of shareholders called for that purpose; or (2) by the board of directors for a term of office continuing only until the next election of one or more directors by the shareholders; provided that the board of directors may not fill more than two such directorships during the period between any two successive annual meetings of shareholders.

3.7 INCREASE OR DECREASE IN NUMBER

     The number of Directors may be increased or decreased from time to time by amendment to these By-Laws, but no decrease shall have the effect of shortening the term of any incumbent Director. Any directorship to be filled by reason of an increase in the number of Directors shall be filled by election at an annual or special meeting of shareholders.

        ARTICLE IV - MEETINGS OF THE BOARD OF DIRECTORS

4.1 PLACE

     Meetings of the Board of Directors, regular or special, may be held either within an or.
without the State of Texas.

4.2 ANNUAL MEETING

     Within thirty (30) days after each annual meeting of shareholders, the Board of Directors elected at such meeting shall. hold an annual meeting at which the Board of, Directors shall elect officers and transact such other business as shall come before the meeting.

4.3 REGULAR MEETINGS

     Regular meetings of the Board of Directors may be held without notice at such time and at such place as, shall from time to time be determined by the Do Board of Directors.

4.4 SPECIAL MEETINGS

     Special meetings of the Board of Directors may be called by the Chief Executive Officer on three days notice to each director. Special meetings shall be called by the Secretary on the written request of two (2) Directors by three days notice to each director.

4.5 NOTICE AND WAIVER OF NOTICE

     Attendance of a Director at any meeting shall constitute a waiver of notice of such meeting, except where a Director attends for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

4.6 QUORUM OF DIRECTORS

     At all meetings of the Board of Directors, a majority of the Directors shall constitute a quorum for the transaction of business and the act of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board of Directors. If a quorum shall not be present at any meeting of Directors, the Directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

4.7 ACTION WITHOUT MEETINGS

     Unless otherwise restricted by the Articles of Incorporation, any action required or permitted to be taken at a meeting of the Board of Directors or any committee designated by the Board of Directors may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all members of the Board of Directors or committee, as the case may be. Such consent shall have -the same force and effect as a unanimous vote at a meeting, and may be stated as such in any document or instrument filed with the Secretary of State. Subject to the provisions of the Texas Business Corporation Act and these By-Laws for notice of meetings, unless otherwise restricted by the Articles of Incorporation, members of the Board of Directors or members of any committee designated by the Board of Directors, may participate in and hold a meeting of the Board of Directors or such committee, as the case may be, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business, on the ground that the meeting is not lawfully called or convened.

4.8 COMMITTEES

     The Board of Directors may from time to time de designate ate members of the. BO Board to constitute committees, including an Executive Committee, which shall in each case consist of not less than two Directors, and shall have and may exercise such power, as the Board may determine and specify in the respective resolutions appointing them; except that no such committee shall have the authority of the Board of Directors in reference to amending the Articles of Incorporation, approving a plan of merger or consolidation, recommending to the shareholders the sale, lease, or exchange of all or substantially all of the property and assets of the corporation otherwise than in the usual and regular course of its business, recommending to the shareholders a voluntary dissolution of the corporation or a revocation thereof, amending, altering, or repealing the By-Laws of the corporation or adopting new By-Laws for the corporation, filling vacancies in the Board of Directors or any committee thereof, filling any directorship to be filled by reason of an increase in the number of directors, electing or removing officers or members of such committee, fixing the compensation of any member of such committee, or altering or repealing any resolution of the Board of Directors which by its terms provides that it shall not be so amendable or repealable; and, shall not have the power or authority to declare a dividend or to authorize the issuance of shares of the corporation. A majority of all the members of any such committee may determine its action and fix the time and place of its meeting, unless the Board of Directors shall otherwise provide. The Board of Directors shall have power at any time to change the number, subject as aforesaid, and members of any such committee, to fill vacancies and to discharge any such committee.

4.9 ORDER OF BUSINESS

     At meetings of the Board of Directors, business shall be transacted in such order as from rime to time the Board may determine. At meetings of the Board of Directors, the Chief Executive Officer shall preside, and in the absence of the Chief Executive Officer, a vice chairman shall be chosen by the Board from among the Directors present. Ile Secretary of the Corporation shall act as Secretary of the meetings of the Board of Directors, but in the absence of the Secretary, the presiding officer may appoint any person to act as Secretary of the meeting.

4.10 COMPENSATION

     Directors, as such, shall not receive any stated salary for their service, but by resolution of the Board a fixed sum and expenses of attendance, if any, may be allowed for attendance at each annual, regular, or special meeting of the Board; provided, that nothing contained herein shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

                      ARTICLE V - OFFICERS

5.1 ELECTION, NUMBER, QUALIFICATION, TERM, COMPENSATION

     The officers of the Corporation shall be elected by the Board of Directors at the annual meeting of the Board of Directors provided for in Article IV, Section 4.2. The officers shall consist of a Chief Executive, Officer, a President and a Secretary. The Board of Directors may also elect a Treasurer, one or - more Vice-Presidents, Assistant Secretaries and Assistant Treasurers and such other officers and assistant officers and agents as it shall deem necessary, who shall hold their offices for such terms and shall have such authority and exercise such powers and perform such duties as shall be determined from time to time by the Board by resolutions not inconsistent with these By-Laws. Two or more offices may be held by the same person. None of the officers need be Directors except the Chief Executive Officer. The Board of Directors shall have the power to enter into contracts of employment and compensation of officers for such terms as the Board deems advisable. The salaries of all officers and agents of the Corporation shall be fixed by the Board of Directors.

5.2 REMOVAL

     The officers of the Corporation shall hold office until their successors are elected or appointed and qualify, or until their death or until their resignation or removal from office. Any officer elected or appointed by the Board of Directors may be removed at any time by the Board whenever in its judgment the best interests of the Corporation will be served thereby. Such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer shall not of itself create contract rights.

5.3 VACANCIES

     Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise shall be filled by the Board of Directors.

5.4 AUTHORITY

     Officers and agents shall have such authority and perform
*such duties in the management of the Corporation as may be provided in these By-Laws or as may be determined by the Board of Directors, not inconsistent with these By-Laws.

5.5 CHIEF EXECUTIVE OFFICER

     The Chief Executive Officer shall have general responsibility for all executive level decisions. The Chief Executive Officer shall communicate to the Board of Directors, all matters presented by any officer of the Corporation for the Corporation's consideration and shall. from time to time communicate to the officers such action of the Board of Directors as may in the Chief Executive Officer's judgment affect the performance of their official duties.

     The Chief Executive Officer may execute and deliver on behalf of the Corporation any deeds, bonds, mortgages, contracts, powers of attorney, or any other instruments which the Board of Directors have authorized to be executed, except in cases where the signing and execution shall be expressly delegated by the Board of Directors or these by-Laws to some other officer or agent of the Corporation, or shall be required by law to be otherwise signed or executed.

5.6 PRESIDENT

     The President shall be the Chief Operating Officer of the Corporation and shall have general charge of the business of the Corporation. The President shall from time to time obtain information concerning the affairs and business of the Corporation and shall promptly lay such information before the Board of Directors and the Chief Executive Officer.

     The President may employ all agents and employees of the Corporation and may discharge any such agent or employee and shall perform such other duties as my be prescribed by the Board of Directors from time to time.

5.7 THE VICE-PRESIDENT

     In the absence of the President or in the event of the inability or refusal to act of the President, the Vice President (or in the event there be more than one Vice-President, the Vice-Presidents in the order designated, or in the absence of any designation, then in the order of their election) shall perform the duties of the President and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. The Vice President shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

5.8 THE SECRETARY

     The Secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders and record all the proceedings of the meetings of the stockholders of the Corporation and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. The Secretary shall give, or cause to be given, notice of all, meetings of stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or President, under whose supervision the Secretary shall be. The Secretary shall have custody of the corporate seal of the Corporation and the Secretary, or an Assistant Secretary shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by the signature of the Secretary or by the signature of such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his signature.

5.9 THE ASSISTANT SECRETARY

     The Assistant Secretary, or if there be more than one the Assistant Secretaries in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election), shall, in the absence of the Secretary or in the event of the inability or refusal to act of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

5.10 THE TREASURER

     The Treasurer, if any, shall have the custody of the corporate funds and securities and shall keep fall and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall. render to the President and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all transactions as Treasurer and of the financial condition of the Corporation. If required by the Board of Directors, the Treasurer shall give the Corporation a bond (which shall be renewed every six years) in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of the office of Treasurer and for the restoration to the Corporation, in case of death, resignation, retirement or removal from office of the Treasurer, of all books, papers, vouchers, money and other property of whatever kind in the possession or under the control of the Treasurer belonging to the Corporation.

5.11 THE ASSISTANT TREASURER

     The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election), shall, in the absence of the Treasurer or in the event of the inability or refusal to act of the Treasurer, perform the duties and exercise the powers of the Treasurer and ,shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

         ARTICLE VI - CERTIFICATES REPRESENTING SHARES

6.1 CERTIFICATES

     The shares of the Corporation shall be represented by certificates signed by the President and the Secretary or an Assistant Secretary of the Corporation, and shall be sealed with the seal of the Corporation or a facsimile thereof. The signatures of the President and the Secretary or Assistant Secretary upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent, or registered by a registrar, other than the Corporation itself or an employee of the Corporation. The certificates shag be consecutively numbered and shall. be entered in the books of the Corporation as they are issued. Each certificate shall state on the face thereof the holders name and the number of shares. Certificates shall be in such form as shall be prescribed from firm to time in conformity with law by the Board of Directors. The Corporation may appoint from time to time transfer agents and registrars, who shall perform their duties under the supervision of the Secretary.

6.2 PAYMENT, ISSUANCE

     Shares may be issued for such consideration, not less than the par value thereof, as may be fixed from time to time by the Board of Directors. The consideration for the payment of shares shall consist of money paid, labor done, or property actually received. Shares may not be issued until the full amount of the consideration fixed therefor has been paid.

6.3 LOST, STOLEN, OR DESTROYED CERTIFICATES

     The Board of Directors may direct a new certificate to be issued in place of any certificate previously issued by the Corporation and alleged to have been lost, stolen, or destroyed upon the making of an affidavit of that fact by the person claiming the certificate to have been lost, stolen, or destroyed. When authorizing such issue, of a new certificate, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, prescribe such terms and conditions as it deems expedient and may require such indemnities as in deems adequate to protect the Corporation from any claim that may be made against it with respect to any such certificate alleged to have been lost or destroyed.

6.4 REGISTRATION OF TRANSFER

     Shares of stock shall be transferable only on the books of the Corporation by the holder thereof in person or by his duly authorized attorney. Upon surrender to the Corporation or the Transfer Agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment Or authority to transfer, a new certificate shall be issued to the person entitled thereto and the old certificate canceled and the transaction recorded upon the books of the Corporation.

                    ARTICLE VII - DIVIDENDS

7.1 DECLARATION AND PAYMENT

     Subject to the Laws of the State of Texas and the Articles of Incorporation, dividends may be declared by the Board of Directors, in its discretion, at any regular or special meeting, pursuant to law and may be paid in cash, in property, or in the Corporation's own shares.

7.2 RESERVES

     Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Directors from time-to-time, in their absolute discretion, think proper as a reserve fund for meeting contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, and the Directors may modify or abolish any such reserve in the manner in which it was created.

   ARTICLE VIII - INDEMNIFICATION OF OFFICERS, DIRECTORS, AND
                           EMPLOYEES

8.1 INDEMNIFICATION

     The Corporation shall, to the fullest extent now or hereafter permitted by law, indemnify any Director or officer or former Director or officer of the Corporation, or any person who may have served at its request as a director or officer or former director or officer of another corporation in which it owns shares of capital stock or of which it is a creditor, against expenses actually and necessarily incurred by him in connection with the defense of any action, suit, or proceeding, whether civil or criminal, in which he is made a party by reason or being or having been such Director or officer, except in relation to matters as to which he shall be adjudged in such action, suit or proceeding to be liable for negligence or misconduct in performance of duty. The Corporation shall also reimburse any such Director or officer or former Director or officer or any such person serving or formerly serving in the capacities set forth in the first sentence above at the request of the Corporation for the reasonable cost of settlement of any such action, suit or proceeding, if it shall be found by a majority of the Directors not involved in the matter in controversy, whether or not a quorum, that it was in the best interest of the Corporation that such settlement be made, and that such Director or officer or former Director or officer or such person was not guilty of negligence or misconduct in performance of duty.

8.2 INSURANCE

     The Corporation may purchase and maintain insurance on behalf of any person who is or was a Director, officer, employee, or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against him and incurred, by him in any such capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under these By-Laws or the laws of the State of Texas.

8.3 ADVANCED EXPENSES

     The Corporation may pay in advance any expenses which may become sub subject to indemnification if the Board of Directors authorizes the specific payment and the person receiving the payment undertakes in writing to repay unless it is ultimately determined that he is entitled to indemnification by the Corporation.

8.4 OTHER PROTECTION AND INDEMNIFICATION

     The protection and indemnification provided hereunder shall not be deemed exclusive of any other rights to which such Director or officer or former Director or officer or such person may be entitled, under any agreement, Corporate policy, insurance policy or vote of shareholders, or otherwise.

             ARTICLE IX - MISCELLANEOUS PROVISIONS

9.1 FISCAL YEAR

     The fiscal year of the Corporation shall be fixed by resolution for the Board of Directors.

9.2 SEAL

     The Corporate seal shall be circular in form and shall contain the name of the Corporation, and the word TEXAS" encircling an image of the Lone Star. The seal may be used by causing it or a facsimile to be impressed or affixed or in any other manner reproduced. The corporate seal may be altered by order of the Board of Directors at any time.

9.3 MINUTES

     The Corporation shall keep correct and complete books and records of account and shall keep minutes of the proceedings of its shareholders and Board of Directors, and shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of its shareholders, giving the names and addresses of all shareholders, and the number and class of the shares held by each.

9.4 RESIGNATIONS

     Any director or officer may resign at any time. Such resignations shall be made in writing and shall take effect at the time specified therein, or if no time is specified, at the time of its receipt by the President or Secretary. The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation.

9.5 AMENDMENT

     These By-Laws may be altered, amended, or repealed and new By-Laws may be adopted by the Board of Directors, subject to repeal or change by action of the shareholders, at any meeting of the Board of Directors at which a quorum is present, provided notice of the proposed alteration, amendment, or repeal is contained in the notice of the meeting.

9.6 NOTICE

     Any notice to Directors or shareholders shall be in writing and shall be, delivered personally or mailed to the Directors or shareholders at their respective addresses appearing on the books of the Corporation. Notice by mail shall be deemed to be given at the time when, the same shall be deposited in the United States mail, postage prepaid. Notice to Directors may also be given by telegram or facsimile. Whenever any notice is required to be given under the provisions of applicable statutes or of the Articles of Incorporation or of these By-Laws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.